Exhibit 99.1
Post Holdings Announces Sale of Pasta Business; New Share Repurchase Authorization of $500 Million
St. Louis - August 29, 2025 - Post Holdings, Inc. (NYSE:POST) (“Post”), a consumer packaged goods holding company, today announced that it has entered into a definitive agreement to sell the pasta business of 8th Avenue Food & Provisions, Inc. (“8th Avenue”) to Richardson (US) Holdings Limited (“Richardson”). In the transaction, Richardson will pay $375 million in cash and assume approximately $80 million in leaseback financial liabilities. The transaction is expected to close in Post’s first fiscal quarter of 2026, subject to customary closing conditions. Post acquired 8th Avenue on July 1, 2025, and subsequent to this transaction will retain 8th Avenue’s nut butters, fruit and nut products and granola businesses which are expected to be integrated into the Post Consumer Brands segment.
Post expects that the nut butters, fruit and nut products and granola businesses will contribute approximately $45-50 million in Adjusted EBITDA in fiscal year 2026 before the realization of cost synergies, which Post management expects to be at an annual run rate of approximately $15 million by the end of fiscal year 2026. This results in a synergized acquisition multiple for the remaining business that is below 7 times synergized Adjusted EBITDA, in line with Post’s synergized acquisition multiple presented in conjunction with its 8th Avenue acquisition announcement on June 3, 2025.
New Share Repurchase Authorization
On August 27, 2025, Post’s Board of Directors approved a new $500 million share repurchase authorization. Share repurchases under the new authorization may begin on August 29, 2025. As of August 27, 2025, Post had repurchased approximately $304.8 million under its previous $500 million share repurchase authorization, which became effective on February 10, 2025 and was cancelled effective August 28, 2025.
Repurchases may be made from time to time in the open market, in private purchases, through forward, derivative, accelerated repurchase or automatic purchase transactions, or otherwise. Any shares repurchased would be held as treasury stock. The authorization does not, however, obligate Post to acquire any particular number of shares, and repurchases may be suspended or terminated at any time at Post’s discretion.
Use of Non-GAAP Measures
In this release, Post discloses its expectations as to the contribution of the remaining 8th Avenue business to Post’s Adjusted EBITDA in fiscal year 2026 and the synergized acquisition multiple for the remaining 8th Avenue business. Post uses Adjusted EBITDA and the synergized acquisition multiple, which are both non-GAAP measures, in this release to supplement the financial measures prepared in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”). Adjusted EBITDA is a non-GAAP measure which represents earnings before interest, income taxes, depreciation, amortization and other adjustments. The synergized acquisition multiple is a non-GAAP measure which represents the net purchase price attributable to the remaining 8th Avenue business divided by the post-synergies Adjusted EBITDA for the remaining 8th Avenue business. Adjusted EBITDA and the synergized acquisition multiple are not prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures of other companies.
Post management uses certain non-GAAP measures, including Adjusted EBITDA, as key metrics in the evaluation of underlying company and segment performance, in making financial, operating and planning decisions, and, in part, in the determination of bonuses for its executive officers and employees. Additionally, Post is required to comply with certain covenants and limitations that are based on variations of EBITDA in its financing documents. Post management believes the use of non-GAAP measures, including Adjusted EBITDA, provides increased transparency and assists investors in understanding the underlying operating performance of Post and its segments and in the analysis of ongoing operating trends. In addition, Post management believes the synergized acquisition multiple provides an important supplemental measure of a business’s valuation.
Because Post discusses Adjusted EBITDA and the synergized acquisition multiple in this release only in relation to Post management’s expectations of the future contribution of the remaining 8th Avenue business on these non-GAAP measures, Post has not provided a reconciliation of these forward-looking Adjusted EBITDA and synergized acquisition multiple expectations to the most directly comparable GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for income/expense on swaps, net, integration and transaction costs, mark-to-market adjustments on equity security investments, mark-to-market adjustments on commodity and foreign exchange hedges, gain/loss on extinguishment of debt, net, equity method investment adjustment and other charges reflected in Post’s reconciliations of historical numbers, the amounts of which, based on historical experience, could be significant.
Prospective Financial Information
Prospective financial information is necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the prospective financial information described above will not materialize or will vary significantly from actual results. For further discussion of some of the factors that may cause actual results to vary materially from the information provided above, see “Forward-Looking Statements” below. Accordingly, the prospective financial information provided above is only an estimate of what Post management believes is realizable as of the date of this release. It also should be recognized that the reliability of any forecasted financial data diminishes the further in the future that the data is forecasted. In light of the foregoing, the information should be viewed in context and undue reliance should not be placed upon it.
Forward Looking Statements
Certain matters discussed in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made based on known events and circumstances at the time of release, and as such, are subject to uncertainty and changes in circumstances. These forward-looking statements include, among others, statements regarding Post’s expected synergies and benefits from its recent acquisition of 8th Avenue, the forecasted Adjusted EBITDA contribution from the remaining 8th Avenue business in fiscal year 2026, the synergized acquisition multiple for the remaining 8th Avenue business and the expected timing of the completion of the transaction. These forward-looking statements may be identified from the use of forward-looking terminology such as “believe,” “should,” “could,” “potential,” “continue,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “aim,” “intend,” “plan,” “forecast,” “target,” “is likely,” “will,” “can,” “may” or “would” or the negative of these terms or similar expressions, and include all statements regarding future performance, earnings projections, events or developments. There is no assurance that the transaction will be completed, and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties include, but are not limited to, the following:
•the ability and timing to complete the proposed sale of 8th Avenue’s pasta business, including obtaining the required regulatory approvals and the satisfaction of other closing conditions to the transaction agreement;
•disruptions or inefficiencies in Post’s supply chain, tariffs, inflation, labor shortages, public health crises, climatic events, avian influenza and other agricultural diseases and pests, fires and other events beyond Post’s control;
•changes in economic conditions, financial instability, disruptions in capital and credit markets, changes in interest rates and fluctuations in foreign currency exchange rates;
•volatility in the cost or availability of inputs to Post’s businesses (including raw materials, energy and other supplies and freight);
•Post’s and its customers’ ability to compete in their respective product categories, including the success of pricing, advertising and promotional programs and the ability to anticipate and respond to changes in consumer and customer preferences and behaviors;
•Post’s ability to hire and retain talented personnel, increases in labor-related costs, employee safety, labor strikes, work stoppages, unionization efforts and other labor disruptions;

•Post’s high leverage, its ability to obtain additional financing and service its outstanding debt (including covenants restricting the operation of its businesses) and a potential downgrade in Post’s credit ratings;
•Post’s ability to successfully implement business strategies to reduce costs;
•Post’s reliance on third parties and others for the manufacture of many of its products;
•costs, business disruptions and reputational damage associated with information technology failures, cybersecurity incidents, information security breaches or enterprise resource planning system implementations;
•allegations that Post’s products cause injury or illness, product recalls and withdrawals, product liability claims and other related litigation;
•impacts of compliance with existing and changing laws and regulations;
•the impact of litigation;
•Post’s ability to successfully integrate 8th Avenue and the pet food assets and operations acquired in April 2023 and in the Perfection Pet Foods, LLC acquisition, deliver on the expected financial contribution, cost savings and synergies from these acquisitions and maintain relationships with employees, customers and suppliers for the acquired businesses, while maintaining focus on Post’s pre-acquisition businesses;
•Post’s ability to identify, complete and integrate or otherwise effectively execute acquisitions or other strategic transactions;
•the loss of, a significant reduction of purchases by or the bankruptcy of a major customer;
•the success of new product introductions;
•differences in Post’s actual operating results from any of its guidance regarding Post’s future performance;
•impairment in the carrying value of goodwill, other intangibles or long-lived assets;
•risks associated with Post’s international businesses;
•business disruption or other losses from changes in governmental administrations, political instability, terrorism, war or armed hostilities or geopolitical tensions;
•risks related to the intended tax treatment of Post’s divestitures of its interest in BellRing Brands, Inc.;
•Post’s ability to protect its intellectual property and other assets and to license third-party intellectual property;
•costs associated with the obligations of Bob Evans Farms, Inc. (“Bob Evans”) in connection with the sale of its restaurants business, including certain indemnification obligations and Bob Evans’s payment and performance obligations as a guarantor for certain leases;
•changes in critical accounting estimates;
•losses or increased funding and expenses related to Post’s qualified pension or other postretirement plans;
•conflicting interests or the appearance of conflicting interests resulting from any of Post’s directors and officers also serving as directors or officers of other companies; and
•other risks and uncertainties described in Post’s filings with the Securities and Exchange Commission.

These forward-looking statements represent Post’s judgement as of the date of this release. Post disclaims, however, any intent or obligation to update these forward-looking statements.

About Post Holdings, Inc.

Post Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer packaged goods holding company with businesses operating in the center-of-the-store, refrigerated, foodservice and food ingredient categories. Its businesses include Post Consumer Brands, Weetabix, Michael Foods and Bob Evans Farms. Post Consumer Brands is a leader in the North American branded and private label ready-to-eat cereal, pet food, peanut butter and pasta categories. Weetabix is home to the United Kingdom’s number one selling ready-to-eat cereal brand, Weetabix®. Michael Foods and Bob Evans Farms are leaders in refrigerated foods, delivering innovative, value-added egg and refrigerated potato side dish products to the foodservice and retail channels. For more information, visit www.postholdings.com.
Contact:
Investor Relations
Daniel O’Rourke
daniel.orourke@postholdings.com
(314) 806-3959

Media Relations
Tara Gray
tara.gray@postholdings.com
(314) 644-7648
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